Exhibit 5.1

[Letterhead of Sutherland Asbill & Brennan LLP]

October 2, 2012

Innovaro, Inc.

2109 Palm Avenue

Tampa, Florida 33065

Ladies and Gentlemen:

We have acted as counsel to Innovaro, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-165859) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), previously declared effective by the Commission, relating to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated April 16, 2010, which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the public offering of (i) 531,915 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) a Series B Warrant (the “Warrant”) to purchase up to 531,915 shares of Common Stock with an exercise price of $0.47 per share of Common Stock (such shares of Common Stock issuable upon exercise of the Series B Warrant are referred to herein as the “Warrant Shares”), as described in the Prospectus and a prospectus supplement dated September 27, 2012 (the “Prospectus Supplement”). All of the Common Shares, the Warrant and the Warrant Shares (collectively, the “Securities”) are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

The Securities are to be sold by the Company pursuant to a securities purchase agreement (the “Purchase Agreement”), dated as of September 27, 2012, by and among the Company and the buyer as signatory party thereto (the “Buyer”), which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on the date hereof.

As counsel to the Company, we have participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment have deemed to be necessary or appropriate to enable us to render the opinions hereinafter expressed including, without limitation, the following:

(a)	the Purchase Agreement;

(b)	the Warrant to purchase Common Stock executed by the Company (the “Warrant Agreement,” and together with the Purchase Agreement, collectively referred to herein as the “Transaction Documents”), which was filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on the date hereof;

(c)	the Certificate of Incorporation of the Company, as amended, certified as of the date of this opinion letter by an officer of the Company (the “Certificate of Incorporation”);

(d)	the Bylaws of the Company, certified as of the date of this opinion letter by an officer of the Company (the “Bylaws”);

(e)	resolutions adopted by the Board of Directors of the Company thereof relating to, among other things, (i) the Registration Statement, the Prospectus, and the registration, issuance and sale of the Common Shares, the Warrant, and the Warrant Shares (collectively, the “Securities”) and the terms and conditions thereof and all agreements or other documents, in each case, relating to any of the foregoing and (ii) the Transaction Documents; and

(f)	a Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date.

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied with your approval upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion letter), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters. We have also made such examination of law as we have considered necessary for the purposes of the opinions hereinafter expressed.

This opinion letter is limited to the effect of the Delaware General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) (the “DGCL”) and as to the Warrant constituting a valid and legally binding obligation of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of the State of Delaware or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

(1) The issuance and sale of the Common Shares by the Company have been duly authorized and, when issued and paid for in accordance with the terms of the Purchase Agreement, the Common Shares will be validly issued, fully paid, and nonassessable;

(2) the Warrant, when (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement and (b) delivered to the Buyer by the Company against payment therefor as contemplated by the Purchase Agreement, will constitute a valid and legally binding obligation of the Company; and

(3) The Warrant Shares have been duly authorized and, assuming that upon issuance of the Warrant Shares, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation, and when issued and paid for in accordance with the terms of the Warrant Agreement, the Warrant Shares will be validly issued, fully paid, and nonassessable.

The opinion set forth in paragraph 2 above is subject, as to enforcement, to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally, and (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether enforceability is considered in a proceeding in equity or at law.

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this opinion letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Securities and to the use of our name in the above-referenced Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP